Exhibit 99.1

Teva Reports Fourth Quarter and Full Year 2020 Financial Results

TEL AVIV, Israel--(BUSINESS WIRE)--February 10, 2021--Teva Pharmaceutical Industries Ltd. (NYSE and TASE: TEVA) today reported results for the year and the quarter ended December 31, 2020.

Q4 2020 and FY 2020 highlights:
	Q4 2020	FY 2020
Revenues	$4.5 billion	$16.7 billion
Cash flow from operating activities	$331 million	$1,216 million
Free cash flow	$471 million	$2,110 million
GAAP earnings (loss) per share	$0.14	$(3.64)
Non-GAAP EPS	$0.68	$2.57
  2021 business outlook:
    Revenues are expected to be $16.4 - $16.8 billion (2020 actual results include ~$240 million in revenues from generic products in Japan divested on February 1, 2021, along with a manufacturing site)
    Non-GAAP EPS is expected to be $2.50 - $2.70
    Free cash flow is expected to be $2.0 - $2.3 billion

"In 2020, Teva continued to provide essential medicines to millions of patients around the world every day, and despite the COVID-19 pandemic challenges, we saw minimal impact on our supply chain, R&D programs and product launches. Following a strong fourth quarter performance, we have met all components of our 2020 financial guidance," said Mr. Kåre Schultz, Teva’s President and CEO.

"Our key growth drivers delivered promising results and milestones, including the continued growth of AUSTEDO® and our leading biosimilar TRUXIMA®, as AJOVY® sales continued to improve following the launch of the auto-injector. Our generic performance was boosted by the successful launch of the generic versions of HIV-1 treatments Truvada® and Atripla® tablets in the U.S. We have also taken steps to strengthen our biopharmaceutical pipeline, with a biosimilar commercialization agreement, and are advancing other pipeline assets, including the recently announced positive results from the phase 3 trial of risperidone extended-release injectable for patients with schizophrenia."

Mr. Schultz continued, “Looking ahead, we will continue to optimize our manufacturing network, portfolio and pipeline, improve our profitability and generate cash, as we remain on track to repay our debt and achieve our long-term financial targets."

2020 Annual Consolidated Results

Revenues in 2020 were $16,659 million, a decrease of 1% in both U.S. dollar and local currency terms, compared to 2019, mainly due to a decline in revenues from certain oncology products, COPAXONE® and certain respiratory products, partially offset by higher revenues from AUSTEDO and AJOVY. The decline in revenues was also affected by reduced demand for certain products resulting from the impact of the COVID-19 pandemic.

Exchange rate movements during 2020 including hedging effects, in comparison with 2019, negatively impacted our revenues by $33 million, our GAAP operating loss by $56 million and our non-GAAP operating income by $49 million.

GAAP gross profit was $7,726 million in 2020, an increase of 3% compared to 2019. GAAP gross profit margin was 46.4% in 2020, compared to 44.6% in 2019. Non-GAAP gross profit was $8,734 million in 2020, slightly higher than 2019, and Non-GAAP gross profit margin was 52.4% in 2020, compared to 51.5% in 2019. The increase in gross profit as a percentage of revenues was mainly due to higher profitability in North America, resulting from higher revenues from AUSTEDO and AJOVY, higher gross profit margin in our U.S. generics business, partially offset by a decline in COPAXONE revenues due to generic competition.

GAAP Research and Development (R&D) expenses in 2020 were $997 million, a decrease of 1% compared to 2019. Non-GAAP R&D expenses in 2020 were $941 million, or 5.6% of revenues, compared to $1,004 million, or 5.9% of revenues, in 2019. Our lower R&D expenses in 2020, compared to 2019, resulted primarily from project milestone timing and pipeline optimization.

GAAP Selling and Marketing (S&M) expenses in 2020 were $2,498 million, a decrease of 4% compared to 2019. Non-GAAP S&M expenses were $2,322 million, or 13.9% of revenues, in 2020, compared to $2,438 million, or 14.4% of revenues, in 2019. This decrease was mainly due to lower marketing and travel costs attributed to restrictions related to the COVID-19 pandemic.

GAAP General and Administrative (G&A) expenses in 2020 were $1,173 million, a decrease of 2% compared to 2019. Non-GAAP G&A expenses were $1,115 million in 2020, or 6.7% of revenues, compared to $1,145 million, or 6.8% of revenues, in 2019.

We recorded a goodwill impairment charge of $4,628 million related to our North America reporting unit in 2020, in connection with current market capitalization influenced by uncertainty regarding the timeframe for resolution of certain litigations.

GAAP other income in 2020 was $40 million, compared to $76 million in 2019. Non-GAAP other income in 2020 was $31 million, compared to $27 million in 2019.

GAAP operating loss was $3,572 million in 2020, compared to operating loss of $443 million in 2019. The increase was mainly due to a goodwill impairment charge recorded in 2020. Non-GAAP operating income was $4,388 million, an increase of 6% compared to $4,142 million in 2019.

Adjusted EBITDA (non-GAAP operating income, which excludes amortization and certain other items, and excluding depreciation expenses) in 2020 was $4,912 million, compared to $4,685 million in 2019.

In 2020, GAAP financial expenses were $834 million, compared to $822 million in 2019. Non-GAAP financial expenses were $918 million in 2020, compared to $824 million in 2019.

In 2020, we recognized a GAAP tax benefit of $168 million, or 4%, on a pre-tax loss of $4,406 million. In 2019, we recognized a tax benefit of $278 million, or 22%, on a pre-tax loss of $1,265 million. Our tax rate for 2020 was lower than in 2019, mainly due to goodwill impairments that did not have a corresponding tax effect.

Non-GAAP income taxes for 2020 were $577 million on non-GAAP pre-tax income of $3,470 million. Non-GAAP income taxes in 2019 were $597 million on non-GAAP pre-tax income of $3,317 million. The non-GAAP tax rate for 2020 was 17%, compared to 18% in 2019.

GAAP net loss attributable to Teva’s ordinary shareholders and GAAP diluted loss per share in 2020 were $3,990 million and $3.64, respectively, compared to net loss of $999 million and diluted loss per share of $0.91 in 2019. Non-GAAP net income attributable to ordinary shareholders for calculating diluted EPS and non-GAAP diluted EPS in 2020 were $2,830 million and $2.57, respectively, compared to $2,627 million and $2.40 in 2019.

The weighted average diluted shares outstanding used for the fully diluted share calculation on a GAAP basis for 2020 and 2019 were 1,095 million and 1,091 million shares, respectively. The weighted average outstanding shares used for the fully diluted EPS calculation on a non-GAAP basis for 2020 and 2019 were 1,099 million and 1,094 million shares, respectively.

As of December 31, 2020 and 2019, the fully diluted share count for purposes of calculating our market capitalization was approximately 1,117 million and 1,108 million shares, respectively.

Non-GAAP information: Net non-GAAP adjustments in 2020 were $6,820 million. Non-GAAP net income and non-GAAP EPS for the year were adjusted to exclude the following items:

  A goodwill impairment charge of $4,628 million related to our North America reporting unit in the third quarter of 2020;
  $1,918 million impairment of long-lived assets comprised mainly of impairments of identifiable intangible assets totaling $1,502 million ($797 million of IPR&D assets and $705 million of identifiable product rights);
  Amortization of purchased intangible assets totaling $1,020 million, of which $894 million is included in cost of goods sold and the remaining $126 million in selling and marketing expenses;
  Legal settlements and loss contingencies of $60 million;
  Restructuring expenses of $120 million;
  Purchase of in process R&D of $37 million;
  Contingent consideration income of $81 million, mainly related to a decrease in future royalties
  Gain from equity investment of $134 million, reflecting the difference between the book value of our investment in American Well Corporation and its fair value as of the date it completed its initial public offering in September 2020;
  Finance income of $85 million, mainly related to the American Well equity holding;
  Equity compensation expenses of $129 million;
  Other non-GAAP items of $130 million;
  Minority interest adjustment of $177; and
  Related tax effect of $745 million.

Teva believes that excluding such items facilitates investors’ understanding of its business. For further information, see below the U.S. GAAP to adjusted non-GAAP reconciliation tables under “Financial Tables” and the information under “Non-GAAP Financial Measures.” Investors should consider non-GAAP financial measures in addition to, and not as replacement for, or superior to, measures of financial performance prepared in accordance with GAAP.

Cash flow generated from operating activities in 2020 was $1,216 million, an increase of $468 million, or 63%, compared to 2019. The increase was mainly due to higher profit in our North America segment during 2020.

Free cash flow (Cash flow generated from operating activities in 2020, net of cash used for capital investments and beneficial interest collected in exchange for securitized trade receivables) was $2,110 million in 2020, compared to $2,053 million in 2019. The increase in 2020 resulted mainly from higher cash flow generated from operating activities, partially offset by less cash generated from sales of assets and higher capital investments.

As of December 31, 2020, our debt was $25,919 million, compared to $26,908 million as of December 31, 2019. This decrease was mainly due to senior notes repaid at maturity with cash generated during the year, partially offset by exchange rate fluctuations. The portion of total debt classified as short-term as of December 31, 2020 was 12%, compared to 9% as of December 31, 2019, due to a reclassification of upcoming maturities in 2021. Our average debt maturity was approximately 5.8 years as of December 31, 2020, compared to 6.4 years as of December 31, 2019.

Fourth Quarter 2020 Consolidated Results

Revenues in the fourth quarter of 2020 were $4,454 million, flat compared to the fourth quarter of 2019. In local currency terms, revenues decreased by 1%, mainly due to lower revenues from Anda, our distribution business in the United States, COPAXONE and certain oncology products, offset by higher revenues from our U.S. generics business, AUSTEDO, most markets in our International Markets segment and AJOVY. Revenues in our North America and Europe segments were impacted by some reductions in volume due to less physician and hospital activity during the COVID-19 pandemic, but our North America segment also experienced increases in demand for certain products related to the treatment of COVID-19 and its symptoms.

Exchange rate differences between the fourth quarter of 2020 and the fourth quarter of 2019, including hedging effects positively impacted our revenues by $35 million and negatively impacted our GAAP operating income by $30 million. Our non-GAAP operating income was negatively impacted by $24 million.

GAAP gross profit was $2,048 million in the fourth quarter of 2020, an increase of 5% compared to the fourth quarter of 2019. GAAP gross profit margin was 46.0% in the fourth quarter of 2020, compared to 43.8% in the fourth quarter of 2019. Non-GAAP gross profit was $2,327 million in the fourth quarter of 2020, an increase of 3% compared to the fourth quarter of 2019. Non-GAAP gross profit margin was 52.3% in the fourth quarter of 2020, compared to 50.6% in the fourth quarter of 2019. The increase in non-GAAP gross profit margin in the fourth quarter of 2020 resulted from higher revenues from AUSTEDO and AJOVY, higher gross margin in our U.S. generics business, partially offset by a decline in COPAXONE revenues due to generic competition.

GAAP Research and Development (R&D) expenses in the fourth quarter of 2020 were $293 million, an increase of 26% compared to the fourth quarter of 2019. Non-GAAP R&D expenses were $254 million, or 5.7% of quarterly revenues, in the fourth quarter of 2020, compared to $237 million, or 5.3% of quarterly revenues, in the fourth quarter of 2019. The increase in R&D expenses in the fourth quarter of 2020 resulted primarily from initiation and advanced development activities for certain specialty and biosimilar products.

GAAP Selling and Marketing (S&M) expenses in the fourth quarter of 2020 were $683 million, a decrease of 3% compared to the fourth quarter of 2019. Non-GAAP S&M expenses were $627 million, or 14.1% of quarterly revenues in the fourth quarter of 2020, compared to $665 million, or 14.9% of quarterly revenues in the fourth quarter of 2019.

GAAP General and Administrative (G&A) expenses in the fourth quarter of 2020 were $327 million, an increase of 3% compared to the fourth quarter of 2019. Non-GAAP G&A expenses were $312 million in the fourth quarter of 2020, or 7.0% of quarterly revenues in the fourth quarter of 2020, compared to $309 million, or 6.9% of quarterly revenues in the fourth quarter of 2019.

GAAP other income in the fourth quarter of 2020 was $10 million, compared to $47 million in the fourth quarter of 2019. Non-GAAP other income in the fourth quarter of 2020 was $5 million, compared to $9 million in fourth quarter of 2019.

GAAP operating income in the fourth quarter of 2020 was $406 million, compared to an income of $148 million in the fourth quarter of 2019. Non-GAAP operating income in the fourth quarter of 2020 was $1,140 million, an increase of 7% compared to the fourth quarter of 2019.

EBITDA (non-GAAP operating income, which excludes amortization and certain other items, as well as depreciation expenses) was $1,277 million in the fourth quarter of 2020, an increase of 6% compared to $1,204 million in the fourth quarter of 2019.

GAAP financial expenses for the fourth quarter of 2020 were $268, compared to $186 million in the fourth quarter of 2019. Non-GAAP financial expenses were $235 million in the fourth quarter of 2020, compared to $198 million in the fourth quarter of 2019.

In the fourth quarter of 2020, we recognized a GAAP tax benefit of $22 million on a pre-tax GAAP income of $138 million. In the fourth quarter of 2019, we recognized a GAAP tax benefit of $119 million on a pre-tax GAAP loss of $38 million. Non-GAAP income taxes for the fourth quarter of 2020 were $141 million, or 16%, on pre-tax non-GAAP income of $905 million. Non-GAAP income taxes in the fourth quarter of 2019 were $155 million, or 18%, on pre-tax non-GAAP income of $863 million.

GAAP net income attributable to Teva and GAAP diluted earnings per share in the fourth quarter of 2020 were $150 million and $0.14, respectively, compared to GAAP net income attributable to Teva and GAAP diluted earnings per share of $110 million and $0.10, respectively, in the fourth quarter of 2019. Non-GAAP net income attributable to Teva and non-GAAP diluted earnings per share in the fourth quarter of 2020 were $753 million and $0.68, respectively, compared to $683 million and $0.62, respectively, in the fourth quarter of 2019.

For the fourth quarter of 2020, the weighted average outstanding shares for the fully diluted EPS calculation on a GAAP basis was 1,100 million shares, compared to 1,094 million shares in the fourth quarter of 2019. The weighted average outstanding shares for the fully diluted EPS calculation on a non-GAAP basis was 1,100 million shares in the fourth quarter of 2020, compared to 1,094 million shares in the fourth quarter of 2019.

Non-GAAP information: Net non-GAAP adjustments in the fourth quarter of 2020 were $603 million. Non-GAAP net income and non-GAAP EPS for the fourth quarter were adjusted to exclude the following items:

  $233 million impairment of long-lived assets, comprised mainly of impairments of identifiable intangible assets totaling $224 million ($135 million of identifiable product rights globally, of which $127 million are from the U.S., and $89 million of in process R&D assets);
  Amortization of purchased intangible assets of $262 million, of which $231 million is included in cost of sales and the remaining $31 million in S&M expenses;
  Legal settlements and loss contingencies of $50 million;
  Restructuring expenses of $38 million;
  Purchase of in process R&D of $34 million;
  Contingent consideration of $15 million, mainly related to bendamustine;
  Finance expenses of $33 million, mainly related to the American Well equity holding;
  Equity compensation expenses of $40 million;
  Other non-GAAP items of $60 million; and
  Related tax effect of $162 million.

Teva believes that excluding such items facilitates investors' understanding of its business. For further information, see below the U.S. GAAP to adjusted non-GAAP reconciliation tables under “Financial Tables” and the information under “Non-GAAP Financial Measures.” Investors should consider non-GAAP financial measures in addition to, and not as replacement for, or superior to, measures of financial performance prepared in accordance with GAAP.

Cash flow generated from operating activities during the fourth quarter of 2020 was $331 million, compared to $538 million in the fourth quarter of 2019. The decrease was mainly due to higher payments to suppliers in the fourth quarter of 2020.

Free cash flow (Cash flow generated from operating activities, net of cash used for capital investments and beneficial interest collected in exchange for securitized accounts receivables) was $471 million in the fourth quarter of 2020, compared to $974 million in the fourth quarter of 2019. The decrease in 2020 resulted mainly from lower cash flow generated from operating activities, less cash generated from sales of assets and higher capital investments.

Segment Results for the Fourth Quarter of 2020

North America Segment

Our North America segment includes the United States and Canada.

The following table presents revenues, expenses and profit for our North America segment for the three months ended December 31, 2020 and 2019:

	Three months ended December 31,
	2020		2019
	(U.S. $ in millions / % of Segment Revenues)
Revenues	$2,300	100%	$2,373	100.0%
Gross profit	1,281	55.7%	1,196	50.4%
R&D expenses	167	7.2%	155	6.5%
S&M expenses	258	11.2%	265	11.2%
G&A expenses	119	5.2%	97	4.1%
Other (income) expense	(1)	§	(7)	§
Segment profit*	$738	32.1%	$686	28.9%
_________
* Segment profit does not include amortization and certain other items. § Represents an amount less than 0.5%.

Revenues from our North America segment in the fourth quarter of 2020 were $2,300 million, a decrease of $73 million, or 3%, compared to the fourth quarter of 2019, mainly due to lower revenues from Anda, our distribution business in the United States, COPAXONE and BENDEKA®/TREANDA®, partially offset by higher revenues from our U.S. generics business, AUSTEDO and AJOVY.

Our North America segment has experienced some reductions in volume due to less physician and hospital activity during the COVID-19 pandemic, but has also experienced increase in demand for certain products related to the treatment of COVID-19 and its symptoms. In addition, the ability to promote our new specialty products, primarily AJOVY and AUSTEDO, has been impacted by less physician visits by patients and less physician interactions by our sales personnel.

Revenues in the United States, our largest market, were $2,170 million in the fourth quarter of 2020, a decrease of $48 million, or 2%, compared to the fourth quarter of 2019.

Revenues by Major Products and Activities

The following table presents revenues for our North America segment by major products and activities for the three months ended December 31, 2020 and 2019:

	Three months ended December 31,		Percentage Change
	2020	2019	2019-2020
	(U.S. $ in millions)

Generic products	$1,206	$1,137	6%
AJOVY	36	25	42%
AUSTEDO	185	136	36%
BENDEKA/TREANDA	102	125	(19%)
COPAXONE	213	264	(19%)
ProAir®*	67	80	(17%)
QVAR®	40	67	(40%)
Anda	321	412	(22%)
Other	131	128	2%
Total	$2,300	$2,373	(3%)
_________
* Does not include revenues from the ProAir authorized generic, which are included under generic products

Generic products revenues in our North America segment in the fourth quarter of 2020 increased by 6% to $1,206 million, compared to the fourth quarter of 2019, mainly due to new generic product launches, higher revenues from TRUXIMA (the biosimilar to Rituxan®) and our ProAir authorized generic, partially offset by lower revenues from other generic products.

On September 30, 2020, we launched emtricitabine and tenofovir disoproxil fumarate tablets (the generic equivalent of Truvada®) and efavirenz, emtricitabine and tenofovir disoproxil fumarate tablets (the generic equivalent for Atripla®) in the United States.

In the fourth quarter of 2020, we led the U.S. generics market in total prescriptions and new prescriptions, with approximately 348 million total prescriptions (based on trailing twelve months), representing 9.6% of total U.S. generic prescriptions according to IQVIA data.

AJOVY revenues in our North America segment in the fourth quarter of 2020 were $36 million compared to $25 million in the fourth quarter of 2019. This increase was mainly due to growth in volume. AJOVY’s exit market share in the United Stated in terms of total number of prescriptions during 2020 was 20% compared to 17% in 2019.

AUSTEDO revenues in our North America segment in the fourth quarter of 2020 were $185 million, compared to $136 million in the fourth quarter of 2019. This increase was mainly due to growth in volume.

BENDEKA and TREANDA combined revenues in our North America segment in the fourth quarter of 2020 decreased by 19% to $102 million, compared to the fourth quarter of 2019, mainly due to the emergence of alternative novel therapies and continued competition from Belrapzo® (a ready-to-dilute bendamustine hydrochloride product from Eagle Pharmaceuticals, Inc.).

COPAXONE revenues in our North America segment in the fourth quarter of 2020 decreased by 19% to $213 million, compared to the fourth quarter of 2019, mainly due to generic competition in the United States.

ProAir (HFA and RespiClick) revenues in our North America segment in the fourth quarter of 2020 decreased by 17% to $67 million, compared to the fourth quarter of 2019. In January 2019, we launched our own ProAir authorized generic in the United States, following the launch of a generic version of Ventolin® HFA, another albuterol inhaler. Revenues from our ProAir authorized generic are included in “generic products” above.

QVAR revenues in our North America segment in the fourth quarter of 2020 decreased to $40 million, compared to the fourth quarter of 2019. This decrease was mainly due to lower volume.

Anda revenues in our North America segment in the fourth quarter of 2020 decreased by 22% to $321 million, compared to the fourth quarter of 2019, mainly due to lower volume partially as a result of the COVID-19 pandemic.

North America Gross Profit

Gross profit from our North America segment in the fourth quarter of 2020 was $1,281 million, an increase of 7% compared to the fourth quarter of 2019. This increase was mainly due to new generic product launches and higher revenues from AUSTEDO, partially offset by lower revenues from COPAXONE.

Gross profit margin for our North America segment in the fourth quarter of 2020 increased to 55.7%, compared to 50.4% in the fourth quarter of 2019. This increase was mainly due to new generic product launches and higher revenues from AUSTEDO.

North America Profit

Profit from our North America segment in the fourth quarter of 2020 was $738 million, an increase of 8% compared to $686 million in the fourth quarter of 2019. Profit increased mainly due to higher revenues from new generic product launches as well as from AUSTEDO, partially offset by lower revenues from COPAXONE and higher legal expenses.

Europe Segment

Our Europe segment includes the European Union and certain other European countries.

The following table presents revenues, expenses and profit for our Europe segment for the three months ended December 31, 2020 and 2019:

	Three months ended December 31,
	2020		2019
	(U.S. $ in millions / % of Segment Revenues)
Revenues	$1,237	100%	$1,184	100%
Gross profit	657	53.1%	638	53.9%
R&D expenses	67	5.4%	63	5.3%
S&M expenses	239	19.4%	253	21.3%
G&A expenses	77	6.2%	65	5.5%
Other (income) expense	§	§	§	§
Segment profit*	$273	22.1%	$258	21.8%
___________
* Segment profit does not include amortization and certain other items. § Represents an amount less than $1 million or 0.5%, as applicable.

Revenues from our Europe segment in the fourth quarter of 2020 were $1,237 million, an increase of $52 million, or 4%, compared to the fourth quarter of 2019. In local currency terms, revenues decreased by 1%, mainly due to reduced demand for certain products resulting from the COVID-19 pandemic. The COVID-19 pandemic has led to a decline in doctor and hospital visits by patients resulting in fewer prescriptions during the fourth quarter of 2020. This decrease is also attributed to price declines for oncology products as a result of generic competition and a decline in COPAXONE revenues due to competing glatiramer acetate products, partially offset by the launch of AJOVY.

Revenues by Major Products and Activities

The following table presents revenues for our Europe segment by major products and activities for the three months ended December 31, 2020 and 2019:

	Three months ended December 31,		Percentage Change
	2020	2019	2019-2020
	(U.S. $ in millions)
Generic products	$920	$871	6%
AJOVY	13	2	639%
COPAXONE	106	106	§
Respiratory products	90	86	5%
Other	107	120	(11%)
Total	$1,237	$1,184	4%
______________
§ Represents an amount less than 0.5%.

Generic products revenues in our Europe segment in the fourth quarter of 2020, including OTC products, increased by 6% to $920 million, compared to the fourth quarter of 2019. In local currency terms, revenues decreased by 1%, mainly due to reduced demand for certain products resulting from the COVID-19 pandemic. The COVID-19 pandemic has led to a decline in doctor and hospital visits by patients resulting in fewer prescriptions during the fourth quarter of 2020.

AJOVY revenues in our Europe segment in the fourth quarter 2020, were $13 million, compared to $2 million in fourth quarter of 2019, mainly due to launches and reimbursements in additional European countries.

COPAXONE revenues in our Europe segment in the fourth quarter of 2020 were $106 million, flat compared to the fourth quarter of 2019. In local currency terms, revenues decreased by 6% due to price reductions and a decline in volume resulting from competing glatiramer acetate products.

Respiratory products revenues in our Europe segment in the fourth quarter of 2020 increased by 5% to $90 million, compared to the fourth quarter of 2019. In local currency terms, revenues were flat.

Europe Gross Profit

Gross profit from our Europe segment in the fourth quarter of 2020 was $657 million, an increase of 3% compared to $638 million in the fourth quarter of 2019. The increase was mainly due to higher revenues, as discussed above.

Gross profit margin for our Europe segment in the fourth quarter of 2020 decreased to 53.1%, compared to 53.9% in the fourth quarter of 2019. This decrease was mainly due to higher cost of goods sold.

Europe Profit

Profit from our Europe segment consists of gross profit less R&D expenses, S&M expenses, G&A expenses and any other income related to this segment. Segment profit does not include amortization and certain other items.

Profit from our Europe segment in the fourth quarter of 2020 was $273 million, an increase of 6% compared to $258 million in the fourth quarter of 2019. This increase was mainly due to higher gross profit, as discussed above.

International Markets Segment

Our International Markets segment includes all countries other than those in our North America and Europe segments. The key markets in this segment are Japan, Russia and Israel.

The following table presents revenues, expenses and profit for our International Markets segment for the three months ended December 31, 2020 and 2019:

	Three months ended December 31,
	2020		2019
	(U.S. $ in millions / % of Segment Revenues)
Revenues	$572	100%	$578	100%
Gross profit	268	46.9%	290	50.1%
R&D expenses	19	3.3%	21	3.7%
S&M expenses	115	20.1%	133	23.0%
G&A expenses	40	6.9%	36	6.2%
Other (income) expense	(1)	§	(1)	§
Segment profit*	$96	16.8%	$101	17.5%
__________
* Segment profit does not include amortization and certain other items. § Represents an amount less than 0.5%.

Revenues from our International Markets segment in the fourth quarter of 2020 were $572 million, a decrease of $6 million, or 1%, compared to the fourth quarter of 2019. In local currency terms, revenues increased by 5% compared to the fourth quarter of 2019, mainly due to higher sales in most markets, partially offset by lower sales in Japan resulting from regulatory pricing reductions and generic competition to off-patented products.

Revenues by Major Products and Activities

The following table presents revenues for our International Markets segment by major products and activities for the three months ended December 31, 2020 and 2019:

	Three months ended December 31,		Percentage Change
	2020	2019	2020-2020
	(U.S. $ in millions)
Generic products	$488	$489	§
COPAXONE	15	17	(10%)
Other	69	73	(6%)
Total	$572	$578	(1%)
_____________
§ Represents an amount less than 0.5%.

Generic products revenues in our International Markets segment, which include OTC products, were $488 million in the fourth quarter of 2020, flat compared to the fourth quarter of 2019. In local currency terms, revenues increased by 5%, mainly due to higher revenues in most markets, partially offset by lower revenues in Japan resulting from regulatory pricing reductions and generic competition to off-patented products.

COPAXONE revenues in our International Markets segment in the fourth quarter of 2020 decreased by 10% to $15 million, compared to the fourth quarter of 2019. In local currency terms, revenues increased by 5%.

International Markets Gross Profit

Gross profit from our International Markets segment in the fourth quarter of 2020 was $268 million, a decrease of 8% compared to $290 million in the fourth quarter of 2019. Gross profit margin for our International Markets segment in the fourth quarter of 2020 decreased to 46.9%, compared to 50.1% in the fourth quarter of 2019. The decrease was mainly due to lower gross profit resulting from changes in the product mix in certain countries, mainly Japan.

International Markets Profit

Profit from our International Markets segment in the fourth quarter of 2020 was $96 million, compared to $101 million in the fourth quarter of 2019. The decrease was mainly due to lower revenues in Japan, partially offset by higher revenues from most other markets and lower S&M expenses attributed to lower marketing and travel costs attributed to restrictions related to the COVID-19 pandemic.

Other Activities

We have other sources of revenues, primarily the sale of APIs to third parties, certain contract manufacturing services and an out-licensing platform offering a portfolio of products to other pharmaceutical companies through our affiliate Medis. Our other activities are not included in our North America, Europe or International Markets segments.

Our revenues from other activities in the fourth quarter of 2020 increased by 4% to $344 million, compared to the fourth quarter of 2019. In local currency terms, revenues increased by 1%.

API sales to third parties in the fourth quarter of 2020 were $210 million, an increase of 12% compared to the fourth quarter of 2019. In local currency terms, API sales increased by 11%.

Outlook for 2021 Non-GAAP Results
	2020 Actual	2021 Outlook
Revenues*	16.7	16.4 - 16.8
COPAXONE	$1,337 million	~$1,050 million
AUSTEDO	$638 million	~$950 million
AJOVY	$183 million	~$300 million
Operating Income	4.4	4.3 - 4.6
EBITDA	4.9	4.8 - 5.1
EPS ($)	2.57	2.50 - 2.70
Share Count	1,099 million shares	1,105 million shares
Free Cash Flow	2.1	2.0 - 2.3
CAPEX	0.6	0.6
Non-GAAP Tax Rate	17%	17% - 18%
___________________
* 2020 actual results include ~$240 million in revenues from generic products in Japan divested on February 1, 2021, along with a manufacturing site

Annual Report on Form 10-K

Teva's Annual Report on Form 10-K for the year ended December 31, 2020, which will be filed with the SEC, will include a complete analysis of the financial results for 2020 and will be available on Teva’s website: http://ir.tevapharm.com, as well as on the SEC’s website: http://www.sec.gov.

Conference Call

Teva will host a conference call and live webcast along with a slide presentation on Wednesday, February 10, 2021 at 8:00 a.m. ET to discuss its fourth quarter and annual 2020 results and overall business environment. A question & answer session will follow.

In order to participate, please dial the following numbers (at least 10 minutes before the scheduled start time): United States 1-866-966-1396; Israel 1-809-203-624 or International +44 (0) 2071 928000; passcode: 5458315.

A live webcast of the call will be available on Teva's website at: http://ir.tevapharm.com/. Please log in at least 10 minutes prior to the conference call in order to download the applicable audio software.

Following the conclusion of the call, a replay of the webcast will be available within 24 hours on the Company's website or by calling United States 1-866-331-1332; International +44 (0) 3333 009785; passcode: 5458315.

About Teva

Teva Pharmaceutical Industries Ltd. (NYSE and TASE: TEVA) has been developing and producing medicines to improve people’s lives for more than a century. We are a global leader in generic and specialty medicines with a portfolio consisting of over 3,500 products in nearly every therapeutic area. Around 200 million people around the world take a Teva medicine every day, and are served by one of the largest and most complex supply chains in the pharmaceutical industry. Along with our established presence in generics, we have significant innovative research and operations supporting our growing portfolio of specialty and biopharmaceutical products. Learn more at www.tevapharm.com.

Non-GAAP Financial Measures

This press release contains certain financial information that differs from what is reported under accounting principles generally accepted in the United States ("GAAP"). These non-GAAP financial measures, including, but not limited to, revenues prior to revision, non-GAAP EPS, non-GAAP operating income, non-GAAP gross profit, non-GAAP gross profit margin, EBITDA, non-GAAP financial expenses, non-GAAP income taxes, non-GAAP net income and non-GAAP diluted EPS are presented in order to facilitates investors' understanding of our business. We utilize certain non-GAAP financial measures to evaluate performance, in conjunction with other performance metrics. The following are examples of how we utilize the non-GAAP measures: our management and board of directors use the non-GAAP measures to evaluate our operational performance, to compare against work plans and budgets, and ultimately to evaluate the performance of management; our annual budgets are prepared on a non-GAAP basis; and senior management’s annual compensation is derived, in part, using these non-GAAP measures. See the attached tables for a reconciliation of the GAAP results to the adjusted non-GAAP figures. Investors should consider non-GAAP financial measures in addition to, and not as replacements for, or superior to, measures of financial performance prepared in accordance with GAAP. We are not providing forward looking guidance for GAAP reported financial measures or a quantitative reconciliation of forward-looking non-GAAP financial measures to the most directly comparable GAAP measure because we are unable to predict with reasonable certainty the ultimate outcome of certain significant items without unreasonable effort.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which are based on management’s current beliefs and expectations and are subject to substantial risks and uncertainties, both known and unknown, that could cause our future results, performance or achievements to differ significantly from that expressed or implied by such forward-looking statements. Important factors that could cause or contribute to such differences include risks relating to:

  our ability to successfully compete in the marketplace, including: that we are substantially dependent on our generic products; consolidation of our customer base and commercial alliances among our customers; delays in launches of new generic products; the increase in the number of competitors targeting generic opportunities and seeking U.S. market exclusivity for generic versions of significant products; our ability to develop and commercialize biopharmaceutical products; competition for our specialty products, including AUSTEDO, AJOVY and COPAXONE; our ability to achieve expected results from investments in our product pipeline; our ability to develop and commercialize additional pharmaceutical products; and the effectiveness of our patents and other measures to protect our intellectual property rights;
  our substantial indebtedness, which may limit our ability to incur additional indebtedness, engage in additional transactions or make new investments, may result in a further downgrade of our credit ratings; and our inability to raise debt or borrow funds in amounts or on terms that are favorable to us;
  our business and operations in general, including: uncertainty regarding the magnitude, duration, and geographic reach of the COVID-19 pandemic and its impact on our business, financial condition, operations, cash flows, and liquidity and on the economy in general; our ability to successfully execute and maintain the activities and efforts related to the measures we have taken or may take in response to the COVID-19 pandemic and associated costs therewith; effectiveness of our optimization efforts; our ability to attract, hire and retain highly skilled personnel; manufacturing or quality control problems; interruptions in our supply chain; disruptions of information technology systems; breaches of our data security; variations in intellectual property laws; challenges associated with conducting business globally, including political or economic instability, major hostilities or terrorism; costs and delays resulting from the extensive pharmaceutical regulation to which we are subject or delays in governmental processing time due to travel and work restrictions caused by the COVID-19 pandemic; the effects of reforms in healthcare regulation and reductions in pharmaceutical pricing, reimbursement and coverage; significant sales to a limited number of customers; our ability to successfully bid for suitable acquisition targets or licensing opportunities, or to consummate and integrate acquisitions; and our prospects and opportunities for growth if we sell assets;
  compliance, regulatory and litigation matters, including: failure to comply with complex legal and regulatory environments; increased legal and regulatory action in connection with public concern over the abuse of opioid medications and our ability to reach a final resolution of the remaining opioid-related litigation; scrutiny from competition and pricing authorities around the world, including our ability to successfully defend against the U.S. Department of Justice (“DOJ”) criminal charges of Sherman Act violations; potential liability for patent infringement; product liability claims; failure to comply with complex Medicare and Medicaid reporting and payment obligations; compliance with anti-corruption sanctions and trade control laws; and environmental risks;
  other financial and economic risks, including: our exposure to currency fluctuations and restrictions as well as credit risks; potential impairments of our intangible assets; potential significant increases in tax liabilities; and the effect on our overall effective tax rate of the termination or expiration of governmental programs or tax benefits, or of a change in our business;

and other factors discussed in our Annual Report on Form 10-K for the year ended December 31, 2020, including in the sections captioned “Risk Factors” and “Forward-Looking Statements.” Forward-looking statements speak only as of the date on which they are made, and we assume no obligation to update or revise any forward-looking statements or other information contained herein, whether as a result of new information, future events or otherwise. You are cautioned not to put undue reliance on these forward-looking statements.

Consolidated Statements of Income (U.S. dollars in millions, except share and per share data)

		Three months ended December 31,		Year ended December 31,
		2020	2019	2020	2019
		(Unaudited)	(Unaudited)	(Audited)	(Audited)
Net revenues		4,454	4,468	16,659	16,887
Cost of sales		2,405	2,510	8,933	9,351
Gross profit		2,048	1,958	7,726	7,537
Research and development expenses		293	232	997	1,010
Selling and marketing expenses		683	706	2,498	2,614
General and administrative expenses		327	318	1,173	1,192
Intangible assets impairment		224	433	1,502	1,639
Goodwill impairment		-	-	4,628	-
Other asset impairments, restructuring and other items		75	161	479	423
Legal settlements and loss contingencies		50	7	60	1,178
Other income		(10)	(47)	(40)	(76)
Operating loss (income)		406	148	(3,572)	(443)
Financial expenses – net		268	186	834	822
Income (loss) before income taxes		138	(38)	(4,406)	(1,265)
Income taxes (benefit)		(22)	(119)	(168)	(278)
Share in (profits) losses of associated companies, net		(3)	5	(138)	13
Net income (loss)		162	75	(4,099)	(1,000)
Net income (loss) attributable to non-controlling interests		12	(34)	(109)	(2)
Net income (loss) attributable to Teva		150	110	(3,990)	(999)

Earnings (loss) per share attributable to Teva:	Basic ($)	0.14	0.10	(3.64)	(0.91)
	Diluted ($)	0.14	0.10	(3.64)	(0.91)
Weighted average number of shares (in millions):	Basic	1,096	1,092	1,095	1,091
	Diluted	1,100	1,094	1,095	1,091

Non-GAAP net income attributable to Teva:*		753	683	2,830	2,627
Non-GAAP net income attributable to Teva for diluted earnings per share:		753	683	2,830	2,627

Non-GAAP earnings per share attributable to Teva:*	Basic ($)	0.69	0.63	2.58	2.41
	Diluted ($)	0.68	0.62	2.57	2.40

Non-GAAP average number of shares (in millions):	Basic	1,096	1,092	1,095	1,091
	Diluted	1,100	1,094	1,099	1,094

* See reconciliation attached.

Condensed Consolidated Balance Sheets
(U.S. dollars in millions)
(Audited)

	December 31, 2020	December 31, 2019
ASSETS
Current assets:
Cash and cash equivalents	2,177	1,975
Accounts receivables, net of allowance for credit losses of $126 million and $135 million as of December 31, 2020 and December 31, 2019	4,581	5,676
Inventories	4,403	4,422
Prepaid expenses	945	870
Other current assets	710	434
Assets held for sale	189	87
Total current assets	13,005	13,464
Deferred income taxes	695	386
Other non-current assets	538	591
Property, plant and equipment, net	6,296	6,436
Operating lease right-of-use assets	559	514
Identifiable intangible assets, net	8,923	11,232
Goodwill	20,624	24,846
Total assets	50,640	57,470

LIABILITIES & EQUITY
Current liabilities:
Short-term debt	3,188	2,345
Sales reserves and allowances	4,824	6,159
Trade payables	1,756	1,718
Employee-related obligations	685	693
Accrued expenses	1,780	1,869
Other current liabilities	933	889
Total current liabilities	13,164	13,674

Long-term liabilities:
Deferred income taxes	964	1,096
Other taxes and long-term liabilities	2,240	2,640
Senior notes and loans	22,731	24,562
Operating lease liabilities	479	435
Total long-term liabilities	26,414	28,733
Equity:
Teva shareholders’ equity	10,026	13,972
Non-controlling interests	1,035	1,091
Total equity	11,061	15,063
Total liabilities and equity	50,640	57,470

TEVA PHARMACEUTICAL INDUSTRIES LIMITED CONSOLIDATED STATEMENTS OF CASH FLOWS (U.S. dollars in millions) (Unaudited)

	Year ended December 31,		Three months ended December 31,
	2020	2019	2020	2019
Operating activities:	(Audited)	(Audited)	(Unaudited)	(Unaudited)
Net income (loss)	$(4,099)	$(1,000)	$162	$75
Adjustments to reconcile net income (loss) to net cash provided by operations:
Impairment of goodwill, long-lived assets and assets held for sale	6,546	1,778	232	476
Depreciation and amortization	1,557	1,722	395	416
Net change in operating assets and liabilities	(2,188)	(896)	(561)	(112)
Deferred income taxes — net and uncertain tax positions	(696)	(985)	(40)	(333)
Stock-based compensation	129	119	38	20
Other items	100	28	46	24
Research and development in process	80	-	40	-
Net loss (gain) from investments and from sale of long lived assets	(213)	(18)	19	(28)
Net cash provided by operating activities	1,216	748	331	538

Investing activities:
Beneficial interest collected in exchange for securitized trade receivables	1,405	1,487	303	379
Proceeds from sales of long-lived assets and investments	67	343	13	174
Purchases of property, plant and equipment	(578)	(525)	(176)	(119)
Purchases of investments and other assets	(55)	(8)	(9)	(3)
Other investing activities	24	58	10	(1)
Net cash provided by investing activities	863	1,355	141	430

Financing activities:
Repayment of senior notes and loans and other long term liabilities	(1,871)	(3,944)	-	(2,229)
Proceeds from senior notes and loans, net of issuance costs	-	2,083	-	2,083
Proceeds from short term debt	550	500	319	-
Repayment of short term debt	(559)	(502)	(443)	(98)
Other financing activities	(5)	(11)	(1)	3
Tax withholding payments made on shares and dividends	-	(52)	-	-
Net cash provided by (used in) financing activities	(1,885)	(1,926)	(125)	(241)
Translation adjustment on cash and cash equivalents	8	16	3	7
Net change in cash and cash equivalents	$202	$193	$350	$734
Balance of cash and cash equivalents at beginning of year	1,975	1,782	1,827	1,241
Balance of cash and cash equivalents at end of year	2,177	1,975	2,177	1,975

	Three Months Ended December 31, 2020 U.S. $ and shares in millions (except per share amounts)
	GAAP	Excluded for non GAAP measurement											Non GAAP
		Amortization of purchased intangible assets	Legal settlements and loss contingencies	Impairment of long-lived assets	Other R&D expenses	Restructuring costs	Costs related to regulatory actions taken in facilities	Equity compensation	Contingent consideration	Gain on sale of business	Other non GAAP items	Other items

COGS	2,405	231					7	8			34		2,126
R&D	293				34			6			-		254
S&M	683	31						11			14		627
G&A	327							15			-		312
Other income	(10)									(5)			(5)
Legal settlements and loss contingencies	50		50										-
Other asset impairments, restructuring and other items	75			8		38			15		14		-
Intangible assets impairment	224			224									-
Financial expenses	268											33	235
Income taxes	(22)											(162)	141
Share in profits (losses) of associated companies – net	(3)											-	(3)
Net income (loss) attributable to non-controlling interests	12											(2)	14
Total reconciled items		262	50	233	34	38	7	40	15	(5)	62	(131)

EPS - Basic	0.14											0.55	0.69
EPS - Diluted	0.14											0.55	0.68

		The non-GAAP diluted weighted average number of shares was 1,100 million for the three months ended December 31, 2020.

	Three Months Ended December 31, 2019 U.S. $ and shares in millions (except per share amounts)
	GAAP	Excluded for non GAAP measurement											Non GAAP
		Amortization of purchased intangible assets	Legal settlements and loss contingencies	Impairment of long-lived assets	Other R&D expenses	Restructuring costs	Costs related to regulatory actions taken in facilities	Equity compensation	Contingent consideration	Gain on sale of business	Other non GAAP items	Other items
COGS	2,510	256					17	5			26		2,206
R&D	232				(8)			4			-		237
S&M	706	34						6			1		665
G&A	318							5			5		309
Other income	(47)									(38)			(9)
Legal settlements and loss contingencies	7		7										-
Other asset impairments, restructuring and other items	161			44		59			55		2		-
Intaingable assets impairment	433			433									-
Financial expenses	186											(11)	198
Income taxes	(119)											(274)	155
Share in profits (losses) of associated companies – net	5											-	5
Net income (loss) attributable to non-controlling interests	(34)											(54)	19
Total reconciled items		290	7	477	(8)	59	17	19	55	(38)	34	(339)

EPS - Basic	0.10											0.52	0.63
EPS - Diluted	0.10											0.52	0.62

		The non-GAAP diluted weighted average number of shares was 1,094 million for the three months ended December 31, 2019.

	Year Ended December 31, 2020 (U.S. $ and shares in millions, except per share amounts)
	GAAP	Excluded for non GAAP measurement												Non GAAP
		Amortization of purchased intangible assets	Legal settlements and loss contingencies	Goodwill impairment	Impairment of long-lived assets	Other R&D expenses	Restructuring costs	Costs related to regulatory actions taken in facilities	Equity compensation	Contingent consideration	Gain on sale of business	Other non GAAP items	Other items
COGS	8,933	894						23	27			63		7,925
R&D	997					37			20			-		941
S&M	2,498	126							36			14		2,322
G&A	1,173								46			12		1,115
Other income	(40)										(8)			(31)
Legal settlements and loss contingencies	60		60											-
Other asset impairments, restructuring and other items	479				416		120			(81)		24		-
Intangible assets impairment	1,502				1,502									-
Goodwill impairment	4,628			4,628										-
Financial expenses	834												(85)	918
Income taxes	(168)												(745)	577
Share in profits (losses) of associated companies – net	(138)												(134)	(4)
Net income (loss) attributable to non-controlling interests	(109)												(177)	68
Total reconciled items		1,020	60	4,628	1,918	37	120	23	129	(81)	(8)	114	(1,140)

EPS - Basic	(3.64)												6.23	2.58
EPS - Diluted	(3.64)												6.22	2.57

		The non-GAAP diluted weighted average number of shares was 1,099 million for the year ended December 31, 2020.

	Year ended December 31, 2019 (U.S. $ and shares in millions, except per share amounts)
	GAAP	Excluded for non GAAP measurement											Non GAAP
		Amortization of purchased intangible assets	Legal settlements and loss contingencies	Impairment of long-lived assets	Other R&D expenses	Restructuring costs	Costs related to regulatory actions taken in facilities	Equity compensation	Contingent consideration	Gain on sale of business	Other non GAAP items	Other items
COGS	9,351	973					45	26			121		8,185
R&D	1,010				(15)			20			1		1,004
S&M	2,614	139						35			1		2,438
G&A	1,192							42			5		1,145
Other income	(76)									(50)			(27)
Legal settlements and loss contingencies	1,178		1,178										-
Other asset impairments, restructuring and other items	423			139		199			59		26		-
Intangible assets impairment	1,639			1,639									-
Financial expenses	822											(3)	824
Income taxes	(278)											(875)	597
Share in profits (losses) of associated companies – net	13											-	13
Net income (loss) attributable to non-controlling interests	(2)											(82)	80

Total reconciled items		1,113	1,178	1,778	(15)	199	45	123	59	(50)	155	(959)
EPS - Basic	(0.91)											3.32	2.41
EPS - Diluted	(0.91)											3.32	2.40

		The non-GAAP diluted weighted average number of shares was 1,094 million for the year ended December 31, 2019.

	Segment Information

	North America		Europe		International Markets
	Three months ended December 31,		Three months ended December 31,		Three months ended December 31,
	2020	2019	2020	2019	2020	2019

	(U.S. $ in millions)		(U.S. $ in millions)		(U.S. $ in millions)

Revenues	$2,300	$2,373	$1,237	$1,184	$572	$578
Gross profit	1,281	1,196	657	638	268	290
R&D expenses	167	155	67	63	19	21
S&M expenses	258	265	239	253	115	133
G&A expenses	119	97	77	65	40	36
Other income (loss)	(1)	(7)	-	-	(1)	(1)
Segment profit	$738	$686	$273	$258	$96	$101

	Segment Information

	North America		Europe		International Markets
	Year ended December 31,		Year ended December 31,		Year ended December 31,
	2020	2019	2020	2019	2020	2019

	(U.S. $ in millions)		(U.S. $ in millions)		(U.S. $ in millions)

Revenues	$8,447	$8,542	$4,757	$4,795	$2,154	$2,246
Gross profit	4,489	4,350	2,666	2,704	1,096	1,167
R&D expenses	622	652	247	262	70	88
S&M expenses	1,013	1,021	830	890	427	481
G&A expenses	443	439	261	239	136	138
Other income (loss)	(10)	(14)	(3)	(5)	(11)	(3)
Segment profit	$2,421	$2,252	$1,331	$1,318	$474	$464

Reconciliation of our segment profit to consolidated income before income taxes
	Three months ended December 31,
	2020	2019

	(U.S.$ in millions)

North America profit	$738	$686
Europe profit	273	258
International Markets profit	96	101
Total segment profit	1,107	1,044
Profit (loss) of other activities	33	17
	1,140	1,061
Amounts not allocated to segments:
Amortization	262	290
Other asset impairments, restructuring and other items	75	161
Intangible asset impairments	224	433
Loss from divestitures, net of divestitures related costs	(5)	(38)
Other R&D expenses (income)	34	(8)
Costs related to regulatory actions taken in facilities	7	17
Legal settlements and loss contingencies	50	7
Other unallocated amounts	87	51
Consolidated operating income (loss)	406	148
Financial expenses - net	268	186
Consolidated income (loss) before income taxes	$138	$(38)

Reconciliation of our segment profit to consolidated income before income taxes
	Year ended December 31,
	2020	2019

	(U.S.$ in millions)

North America profit	$2,421	$2,252
Europe profit	1,331	1,318
International Markets profit	474	464
Total segment profit	4,225	4,034
Profit (loss) of other activities	163	108
	4,388	4,142
Amounts not allocated to segments:
Amortization	1,020	1,113
Other asset impairments, restructuring and other items	479	423
Goodwill impairment	4,628	-
Intangible asset impairments	1,502	1,639
Gain on divestitures, net of divestitures related costs	(8)	(50)
Other R&D expenses (income)	37	(15)
Costs related to regulatory actions taken in facilities	23	45
Legal settlements and loss contingencies	60	1,178
Other unallocated amounts	219	252
Consolidated operating income (loss)	(3,572)	(443)
Financial expenses - net	834	822
Consolidated income (loss) before income taxes	$(4,406)	$(1,265)

Revenues by Activity and Geographical Area (Unaudited)

	Three months ended
	December 31,		Percentage Change
	2020	2019	2019-2020
	(U.S.$ in millions)
North America segment
Generics products	$1,206	$1,137	6%
AJOVY	36	25	42%
AUSTEDO	185	136	36%
BENDEKA/TREANDA	102	125	(19%)
COPAXONE	213	264	(19%)
ProAir*	67	80	(17%)
QVAR	40	67	(40%)
Anda	321	412	(22%)
Other	131	128	2%
Total	2,300	2,373	(3%)

	Three months ended
	December 31,		Percentage Change
	2020	2019	2019-2020
	(U.S.$ in millions)
Europe segment
Generic medicines	$920	$871	6%
AJOVY	13	2	639%
COPAXONE	106	106	§
Respiratory products	90	86	5%
Other	107	120	(11%)
Total	1,237	1,184	4%

* Does not include revenues from the ProAir authorized generic, which are included under generic products.

	Three months ended
	December 31,		Percentage Change
	2020	2019	2019-2020
	(U.S.$ in millions)
International Markets segment
Generics products	$488	$489	§
COPAXONE	15	17	(10%)
Other	69	73	(6%)
Total	572	578	(1%)

Revenues by Activity and Geographical Area (Unaudited)

	Year ended
	December 31,		Percentage Change
	2020	2019	2019-2020
	(U.S.$ in millions)
North America segment
Generics products	$4,010	3,963	1%
AJOVY	134	93	45%
AUSTEDO	637	412	55%
BENDEKA/TREANDA	415	496	(16%)
COPAXONE	884	1,017	(13%)
ProAir*	241	274	(12%)
QVAR	179	250	(28%)
Anda	1,462	1,492	(2%)
Other	485	546	(11%)
Total	8,447	8,542	(1%)

* Does not include revenues from the ProAir authorized generic, which are included under generic products.

	Year ended
	December 31,		Percentage Change
	2020	2019	2019-2020
	(U.S.$ in millions)
Europe segment
Generic medicines	$3,513	$3,470	1%
AJOVY	31	3	852%
COPAXONE	400	432	(7%)
Respiratory products	353	354	§
Other	459	536	(14%)
Total	4,757	4,795	(1%)

	Year ended
	December 31,		Percentage Change
	2020	2019	2019-2020
	(U.S.$ in millions)
International Markets segment
Generics products	$1,792	$1,893	(5%)
COPAXONE	53	63	(16%)
Other	309	291	6%
Total	2,154	2,246	(4%)

Free cash flow reconciliation (Unaudited)

	Three months ended December 31,
	2020	2019

	(U.S. $ in millions)

Net cash provided by operating activities	331	538
Beneficial interest collected in exchange for securitized accounts receivables, included in investing activities	303	379
Capital investment	(176)	(119)
Proceeds from sale of long lived assets	13	176
Free cash flow	$471	$974

Free cash flow reconciliation (Unaudited)

	Year ended December 31,
	2020	2019

	(U.S. $ in millions)

Net cash provided by operating activities	1,216	748
Beneficial interest collected in exchange for securitized accounts receivables, included in investing activities	1,405	1,487
Capital investment	(578)	(525)
Proceeds from sale of long lived assets and companies	67	343
Free cash flow	$2,110	$2,053

Contacts

IR Contacts

United States
Kevin C. Mannix, (215) 591-8912

Israel
Yael Ashman, 972 (3) 914-8262

PR Contacts

United States
Kelley Dougherty, (973) 832-2810

Israel
Yonatan Beker, 972 (54) 888 5898